EXHIBIT 32.1
CERTIFICATION
Accompanying Form 10-Q Report
of First Industrial Realty Trust, Inc.
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Chapter 63, Title 18 U.S.C. §1350(a) and (b))
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. §1350(a) and (b)), each of the undersigned hereby certifies, to his knowledge, that the Quarterly Report on Form 10-Q for the period ended June 30, 2014 of First Industrial Realty Trust, Inc. (the “Company”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 29, 2014	/S/ BRUCE W. DUNCAN
Bruce W. Duncan
President and Chief Executive Officer
(Principal Executive Officer)

Dated: July 29, 2014	/S/ SCOTT A. MUSIL
Scott A. Musil
Chief Financial Officer
(Principal Financial Officer)
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. The information contained in this written statement shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference to such filing.